SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                    Form 8-K

                                  Current Report


                     Pursuant to section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 10, 1997


                        CHEFS INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)


                              Delaware
              (State or other jurisdiction of incorporation)


        0-8513                                                       22-2058515
(Commission File Number)                    (IRS Employer Identification number)



62 Broadway
Point Pleasant Beach, New Jersey                                         08742
(Address of principal executive                                       (Zip Code)
     office)

Registrant's telephone number, including area code 908-295-0350
















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                                             CHEFS INTERNATIONAL, INC.


Item 1.           Changes in Control of Registrant

                  On June 10, 1997, United States Bankruptcy Judge Kathryn
C. Ferguson appointed Donald Conway, C.P.A. as the Trustee in the
Chapter 11 Bankruptcy Proceeding involving the Registrant's principal stockholder, Robert E. Brennan as Debtor pending in the United States District Court for the District of New Jersey (Case
No. 95-35502).  Mr. Brennan is the record owner of approximately
39% of the Registrant's outstanding Common Stock. By virtue of his appointment as Trustee, Mr. Conway is empowered to vote (and with the approval of the Court), to sell Mr. Brennan's Common Stock and to direct the disposition of the sale proceeds. As a result, Mr.
Conway, in his capacity as Trustee, may be deemed a beneficial owner of such shares and a controlling person of the Registrant.

                  Mr. Conway is currently and since 1995 has been a principal of Druker, Rahl & Fein, Business Consultants and Certified Public Accountants with offices in Princeton, New Jersey. From 1988 until 1995, Mr. Conway was the Senior Manager of the Insolvency and Reorganization and Sports and Entertainment practice of Withum, Smith & Brown, a Princeton, New Jersey certified public accounting firm.


                                SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     CHEFS INTERNATIONAL, INC.
                                                              (Registrant)

Dated: June 20, 1997

                                              By________________________________
                                                Anthony Papalia, President






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